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                                                                    EXHIBIT 10.6



                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


     This Amendment No. 1 to Employment Agreement (this "AMENDMENT") is made effective as of June 26, 1997 by and between La Jolla Pharmaceutical Company, a Delaware corporation (the "COMPANY") and Steven B. Engle ("EXECUTIVE").

     Executive and the Company are parties to that certain Employment Agreement (the "AGREEMENT") dated as of December 30, 1993 pursuant to which Executive is employed by the Company, and desire to amend the Agreement as set forth herein in consideration of Executive's ongoing employment.

     Therefore, notwithstanding anything in the Agreement to the contrary, the Company and Executive hereby agree as follows:

     1. Executive shall be employed by the Company as its President and Chief Executive Officer, shall perform such duties as are consistent with such position, and shall report to the Company's Board of Directors.

     2. As compensation for his services to the Company, Executive shall receive a base salary of at least $240,000 per annum (as such amount may be increased from time to time by the Company's Board of Directors, the "BASE SALARY").

     3. (a) If Executive's employment with the Company is terminated by the Company other than for cause as defined in Section 6.1 of the Agreement, or if a Change in Control of the Company (as defined in the Company's 1994 Stock Incentive Plan in its form as of the date hereof) occurs and Executive's employment with the Company or its successor is terminated by the Company or its successor, or if such a Change in Control occurs and Executive's employment with the Company or its successor is terminated by Executive following any change in Executive's title to any position other than President or CEO of the surviving company, or any change in Executive's reporting responsibility such that he does not report directly to the CEO or board of directors of the surviving company on all matters, or any material reduction by the Company or its successor in Executive's responsibilities (other than any such reduction that is commensurate with Executive's assumption of the position of President of the surviving company with another person serving as CEO), or any requirement that Executive's place of employment be in other than the San Diego area, then, in addition to any other benefits provided under the Agreement that may be applicable:

          (i) the Company (or its successor, as the case may be) shall pay to Executive a severance payment (the "SEVERANCE PAYMENT") equal to the then-current Base Salary for a period of twelve full calendar months from the date of termination of Executive's employment (the "TERMINATION DATE"); and

          (ii) the Company (or its successor, as the case may be) shall continue, at its sole expense, all of Executive's medical, dental and life insurance coverage until the earlier of



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(A) twelve full calendar months from the Termination Date, or (B) such time as
Executive receives similar paid coverage from another employer; and

          (iii) all employee stock options and other performance awards granted to Executive before December 31, 1997 shall automatically vest and become fully exercisable as of the Termination Date, notwithstanding any vesting or performance conditions applicable thereto, and shall remain exercisable for a period of one year following the Termination Date or such longer period as is provided by the plan or grant pursuant to which such options or awards were received, provided that in no case will such options or awards be exercisable beyond the duration of the original term thereof, and provided further that nothing herein is intended to require the extension of the exercise period of any option that qualifies as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, and the exercise period thereof shall not be extended beyond the termination date otherwise provided by the award grant unless Executive, in his sole and unqualified discretion, elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein.

          (b) The Severance Payment shall be payable in equal periodic installments from the Termination Date consistent with the normal payroll practices of the Company (or its successor, as the case may be), provided, however, that Executive shall have the right, at any time in his discretion, to receive the remaining balance of the Severance Payment in a lump sum discounted to present value at a rate equal to the "Reference Rate" announced by Bank of America NT & SA as of the time of Executive's election to receive a lump sum. Executive shall exercise his right to receive a lump sum payment of the Severance Payment by delivering written notice to the Company, and the Company shall pay the lump sum within ten (10) days of receipt of such notice.

     4. To the extent of any inconsistency between the text of the original Agreement and this Amendment, this Amendment shall govern, provided that nothing in this Amendment shall be construed to limit benefits to which Executive is entitled under the Agreement in addition to those conferred by this Amendment, and to the extent not subsumed within the benefits provided by this Amendment, benefits provided under the Agreement shall remain in effect.

     IN WITNESS WHEREOF, Executive and the Company have entered into this Amendment as of the date written above.

LA JOLLA PHARMACEUTICAL COMPANY

By: /s/ Wood Erwin                     /s/ Steven B. Engle
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Name: Wood Erwin                           STEVEN  B. ENGLE
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Title: V.P. Finance & CFO
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